FOR IMMEDIATE RELEASE

Kingstone Announces 2023 Third Quarter Financial Results

Kingston, NY — November 9, 2023 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced its financial results for the quarter ended September 30, 2023. The Company will host a conference call for analysts and investors on November 13, 2023, at 8:30 a.m. Eastern Time, as previously announced on October 18, 2023.

2023 Third Quarter and Nine Months Financial and Operational Highlights
(All results are compared to prior year periods unless otherwise noted; 000's omitted)

Core Results (New York Business)

- Direct written premiums[1] increased to $46,025 for Three Months (up 4.7%) and $129,663 for Nine Months (up 9.6%)
- Policies in Force declined by 4.5% as compared to September 30, 2022 (see Management Commentary for explanation)
- Net premiums earned increased to $24,388 for Three Months (up 2.1%) and to $73,607 for Nine Months (up 6.5%)
- Net loss ratio for Three Months of 72.1% and Nine Months of 69.8%. Net loss ratio excluding catastrophes for Three Months of 64.7% and Nine Months of 64.3%.

Non-Core Results

- Direct written premiums[1] declined $4,676 for Three Months (down 43.9%) and $11,451 for Nine Months (down 39.5%)
- Policies in Force declined by 38.9% as compared to September 30, 2022
- Net premiums earned decreased to $3,550 for Three Months (down 35.1%) and to $12,095 for Nine Months (down 18.5%)
- Net loss ratio for Three Months of 122.8% and for Nine Months of 125.6%. Net loss ratio excluding catastrophes for Three Months of 112.5% and Nine Months of 98.5%.

____

[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled below to the most directly comparable GAAP measures.

Management Commentary

Meryl Golden, Kingstone Chief Executive Officer, commented, "Continuing our desire to bring more transparency to our results, we have added additional information that has not been included in prior press releases. This will allow you to see how much progress the Kingstone team has made on our Kingstone 3.0 initiatives. I have laid out below the four main pillars to our 2023 strategy, and I note that we are on track or ahead of plan for each as follows:

1. Aggressively Reduce Non-Core Business--Losses incurred on the non-Core business were unacceptable, and we could no longer allow that to continue. While underwriting and pricing efforts were made to correct this over the prior few years, we were not successful and macro trends such as inflation and reinsurance pricing only made matters worse. We stopped writing all new business outside of New York and have been aggressively reducing policy count this year, subject to regulatory requirements. Our non-Core policy count is down by 35% year to date, and we expect this decline to accelerate to about 50% by year-end 2023 and to more than 80% by year-end 2024.

2. Adjust Pricing to Stay Ahead of Trends--Inflation has been a dominant headwind that we hope is receding. We have been cognizant that inflation's impact on loss costs places added pressure on premiums and, as such, we have been more frequent and aggressive with our rate change requests. Similarly, home replacement values reflect that same inflationary pressure. In September 2023, we completed our first cycle of valuation adjustments, making sure that all homes were insured to value. As a result, we have seen a rise in premiums attributable to the heightened replacement costs. Overall average written premium for our Legacy New York homeowners policies for the last 12 months, reflecting both rate and replacement cost changes, increased by 25.5%. Let me remind you that most of the added premiums have not yet been earned and will be reflected in future quarters.

3. Tightly Manage Reinsurance Requirements--We needed to contain our exposure to spiking reinsurance pricing. We did so and were able to reduce the required limit to be purchased while maintaining our same risk tolerance. We used all the tools available to us to limit new business that was deemed to be too expensive and at the same time re-underwrote the book to cull those risks which presented the greatest risk. The combination of stricter new business underwriting and increased non-renewals gave rise to the 4.5% decline in policy count for our Core book. We have now reverted most of our new business underwriting standards back to what they were previously so Core new business growth should increase going forward.

4. Reduce Expenses--We have been unrelenting in driving down our costs. We set a 2023 goal to achieve a 33% net underwriting expense ratio by year end. For this quarter, the net underwriting expense ratio was 31.7%, a reduction of 5.2 points in spite of the 4.8% decline in net earned premiums. For nine months, we have achieved our 33% goal. We remain fixated on reducing our costs and hope we can continue to improve on this very important metric.

Ms. Golden continued, **"**Increasing rates and getting ahead of loss costs including inflation has been a key theme and our pricing team has responded marvelously. While there is more work to be done, we are again comfortable expanding our Core new business writings and look forward to growing our Core business in 2024 while continuing to reduce the non-Core business. We believe that the small remaining non-Core policies, after repeated rate increases and re-underwriting, will no longer have the negative impact they once had.

Each of the changes called for in Kingstone 2.0 and Kingstone 3.0 have been made, are in place and at work. The financial effects are now flowing through to our income statement at an accelerating rate and that makes me confident that 2024 will be a great year for the Company and its shareholders. We are generating underwriting income in New York, and that will grow substantially in 2024 when the benefits of the increase in average premiums are earned. On an overall company basis, as we run off our non-Core business, the losses are shrinking and will be less and less of a factor in 2024. We are bullish about the future."

Jennifer Gravelle, Kingstone's Chief Financial Offer, continued, "We are making great progress on the Kingstone 3.0 initiatives that will return Kingstone to profitability. Our non-Core business is down markedly and our average Core premiums have increased materially. While my tenure with Kingstone began in January, my depth of experience was gained in Florida. I have been able to bring my knowledge of reinsurance and deploy many things I learned while working in Florida. Working closely with the underwriting and actuarial teams, we did a great job managing our reinsurance needs. Our expense ratio is down by more than 5 points this quarter. We are doing everything we can to return Kingstone to profitability. I feel confident that we'll continue to see the progress we've made increasingly reflected in our financial results."

See "Forward-Looking Statements"

Financial Highlights Table

($ in thousands except per share data)	Three Months Ended September 30, 2023	2022	% Change	Nine Months Ended September 30, 2023	2022	% Change
Direct written premiums[1]	$ 51,992	$ 54,592	-4.8%	$ 147,237	$ 147,354	-0.1%
Net written premiums[1,2]	$ 3,675	$ 11,097	-66.9%	$ 56,227	$ 66,041	-14.9%
Net premiums earned	$ 27,938	$ 29,361	-4.8%	$ 85,701	$ 83,936	2.1%
Total ceding commission revenue	$ 5,536	$ 4,886	13.3%	$ 16,394	$ 14,283	14.8%
Net investment income	$ 1,444	$ 1,419	1.8%	$ 4,437	$ 3,412	30.0%
Net gains (losses) on investments	$ (824)	$ (398)	107.0%	$ 598	$ (9,313)	na
U.S. GAAP loss	$ (3,538)	$ (3,998)	11.5%	$ (9,114)	$ (18,575)	50.9%
U.S. GAAP Diluted loss per share	$ (0.33)	$ (0.38)	13.2%	$ (0.85)	$ (1.75)	51.4%
Comprehensive loss	$ (5,763)	$ (7,982)	27.8%	$ (10,275)	$ (36,350)	71.7%
Net operating loss[1]	$ (2,886)	$ (3,683)	21.6%	$ (9,586)	$ (11,217)	14.5%
Net operating loss[1] per share	$ (0.27)	$ (0.35)	22.9%	$ (0.89)	$ (1.05)	15.2%
Net loss ratio	78.5%	75.0%	3.5 pts	77.7%	75.8%	1.9 pts
Net underwriting expense ratio	31.7%	36.9%	-5.2 pts	33.0%	37.2%	-4.2 pts
Net combined ratio	110.2%	111.9%	-1.7 pts	110.7%	113.0%	-2.3 pts
Effect of catastrophes and prior year loss development on net combined ratio[1]	7.7 pts	2.6 pts	5.1 pts	8.5 pts	5 pts	3.6 pts
Net combined ratio excluding effect of catastrophes and prior year loss development[1]	102.5%	109.3%	-6.8 pts	102.2%	108.0%	-5.8 pts

(Components may not sum due to rounding)

1 These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

2 Net written premiums balances from prior year periods were reclassified to conform with current year presentation. The reclassification had no effect on the Company's previously reported financial condition, results of operations or cash flows.

The following tables contain policies in force, direct written premiums[1], net premiums earned, loss and loss adjustment expenses, and net loss ratio for our New York ("Core") and non-New York ("non-Core") business:

	For the Three Months Ended				
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
(000's except percentages and Policies in Force)					
Core and Non-Core Reconciliation					
Policies In Force, as of end of Three Month Period					
Core					
Personal lines	65,176	64,646	65,422	63,326	61,514
Other Lines	6,529	6,713	6,659	6,806	6,984
Total Core	71,705	71,359	72,081	70,132	68,498
Non-Core	22,007	20,695	18,945	16,224	13,457
Total policies in force	**93,712**	**92,054**	**91,026**	**86,356**	**81,955**
Direct written premiums					
Core					
Personal lines	$ 40,529	$ 39,877	$ 37,931	$ 38,515	$ 42,387
Other Lines	3,420	4,046	3,496	3,696	3,638
Total Core	43,949	43,923	41,427	42,211	46,025
Non-Core	10,642	9,978	6,170	5,435	5,966
Total direct written premiums	**$ 54,592**	**$ 53,901**	**$ 47,597**	**$ 47,647**	**$ 51,992**
Net premiums earned					
Core					
Personal lines	$ 20,931	$ 22,014	$ 20,548	$ 21,994	$ 20,792
Other Lines	2,960	3,180	3,240	3,437	3,597
Total Core	23,890	25,194	23,788	25,430	24,388
Non-Core	5,471	5,254	4,467	4,078	3,550
Total net premiums earned	**$ 29,361**	**$ 30,448**	**$ 28,255**	**$ 29,508**	**$ 27,938**
Loss and loss adjustment expenses					
Core					
Personal lines	$ 12,689	$ 14,791	$ 16,977	$ 14,227	$ 15,395
Other Lines	2,486	3,452	1,675	914	2,178
Total Core	15,175	18,243	18,651	15,141	17,574
Non-Core	6,852	6,522	6,388	4,439	4,359
Total loss and loss adjustment expenses	**$ 22,028**	**$ 24,765**	**$ 25,039**	**$ 19,581**	**$ 21,932**
Net loss ratio					
Core					
Personal lines	60.6%	67.2%	82.6%	64.7%	74.0%
Other Lines	84.0%	108.6%	51.7%	26.6%	60.6%
Total Core	63.5%	72.4%	78.4%	59.5%	72.1%
Non-Core	125.2%	124.1%	143.0%	108.9%	122.8%
Total net loss ratio	**75.0%**	**81.3%**	**88.6%**	**66.4%**	**78.5%**

(Components may not sum due to rounding)

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled below to the most directly comparable GAAP measures.

The following table contains actual and projected policies in force for our non-Core business, and the actual and projected percentage roll off progression:

	As of				
	December 31, 2022	September 30, 2023	December 31, 2023 (1)	December 31, 2024 (1)	December 31, 2025 (1)
Policies In Force, as of end of Three Month Period					
Non-Core Business	20,695	13,457	10,540	3,606	1,504
% Reduction from December 31, 2022		35%	49%	83%	93%

(1) See Forward-Looking Statements below.

The following tables contain net premiums earned, loss and loss adjustment expenses excluding catastrophe losses, and net loss ratio excluding catastrophe for our New York ("Core") and non-New York ("non-Core") business:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
(000's except percentages)								
Core and non-Core Loss Ratio Excluding Catastrophes								
Net premiums earned								
Core	$24,388	$23,890	$ 498	2.1 %	$ 73,607	$ 69,092	$ 4,515	6.5 %
non-Core	3,550	5,471	(1,921)	(35.1) %	12,095	14,844	(2,749)	(18.5) %
Total net premiums earned	**27,938**	**29,361**	**(1,423)**	**(4.8) %**	**85,702**	**83,936**	**1,766**	**2.1 %**
Loss and loss adjustment expenses								
Core								
Catastophe losses	$ 1,795	$ 37	$ 1,758	4,751.4 %	$ 4,007	$ 2,700	$ 1,307	48.4 %
non-Catastophe losses	15,779	15,138	641	4.2 %	47,360	42,093	5,267	12.5 %
Total Core loss and loss adjustment expenses	17,574	15,175	2,399	15.8 %	51,367	44,793	6,574	14.7 %
Non-Core								
Catastophe losses	365	297	68	22.9 %	3,278	766	2,512	327.9 %
non-Catastophe losses	3,994	6,555	(2,561)	(39.1) %	11,908	18,066	(6,158)	(34.1) %
Total non-Core loss and loss adjustment expenses	4,359	6,852	(2,493)	(36.4) %	15,186	18,832	(3,646)	(19.4) %
Total loss and loss adjustment expenses	**$21,932**	**$22,028**	**$ (94)**	**(0.4) %**	**$ 66,553**	**$ 63,625**	**$ 2,928**	**4.6 %**

			Percentage Point Change				Percentage Point Change	
Net Loss Ratio								
Core								
Catastophe losses	7.4%	0.2%	7.2	**pts**	5.4%	3.9%	1.5	**pts**
non-Catastophe losses	64.7%	63.4%	1.3	**pts**	64.3%	60.9%	3.4	**pts**
Core net loss ratio	72.1%	63.5%	8.6	**pts**	69.8%	64.8%	5.0	**pts**
Non-Core								
Catastophe losses	10.3%	5.4%	4.9	**pts**	27.1%	5.2%	21.9	**pts**
non-Catastophe losses	112.5%	119.8%	(7.3)	**pts**	98.5%	121.7%	(23.2)	**pts**
Non-Core net loss ratio	122.8%	125.2%	(2.4)	**pts**	125.6%	126.9%	(1.3)	**pts**
Total net loss ratio	**78.5%**	**75.0%**	**3.5**	**pts**	**77.7%**	**75.8%**	**1.9**	**pts**

(Components may not sum due to rounding)

2023 Third Quarter Financial Review

Net loss:

Net loss during the three-month period ended September 30, 2023 was $3.5 million as compared to a net loss of $4.0 million in the prior year period. The $0.5 million decrease in net loss in the latest three-month period is primarily attributable to a decrease in commissions and other underwriting expenses and an increase in ceding commissions, partially offset by an increase in interest expense and a decrease in net premiums earned primarily resulting from an increase in catastrophe premiums.

Earnings (Loss) per share ("EPS"):

Kingstone reported a loss of $(0.33) per diluted share for the three months ended September 30, 2023, compared to a loss of $(0.38) per diluted share for the three months ended September 30, 2022. EPS for the three-month periods ended September 30, 2023 and 2022 were based on 10.8 million and 10.6 million weighted average diluted shares outstanding, respectively.

Direct Written Premiums,[1] Net Written Premiums[1] and Net Premiums Earned

Direct written premiums[1] for the third quarter of 2023 were $52.0 million, a decrease of $2.6 million, or 4.8%, from $54.6 million in the prior year period. Most of the decrease was in Personal Lines, which decreased $2.8 million, or 5.5%, from actions taken to aggressively reduce the business in non-Core states.

Net written premiums[1] decreased $7.4 million, or 66.9%, to $3.7 million during the three-month period ended September 30, 2023 from $11.1 million in the prior year period. The decrease was primarily due to a decrease in direct written premiums and an increase in catastrophe premiums rates.

Net premiums earned for the quarter ended September 30, 2023 decreased 4.8% to $27.9 million, compared to $29.4 million for the quarter ended September 30, 2022. The $1.4 million decrease was primarily attributable to a decrease in Personal Lines of $2.1 million offset by an increase in Livery Physical Damage of $0.6 million.

Net Loss Ratio:

For the quarter ended September 30, 2023, the Company's net loss ratio was 78.5%, compared to 75.0% in the prior year period.

While the underlying loss ratio (i.e., net loss ratio excluding the impact of catastrophes and prior year loss development) was improved for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, the catastrophe loss had a bigger impact for the 2023 period.

There were six wind events classified as catastrophes for the three months ended September 30, 2023. The total net catastrophe losses for the calendar quarter were $2.2 million, which contributed 7.7 points to the net loss ratio. This compares to a 1.1point impact from catastrophe events for the three months ended September 30, 2022.

The underlying loss ratio was 70.8% for the three months ended September 30, 2023, a decrease of 1.6 points from the 72.4% underlying loss ratio recorded for the three months ended September 30, 2022. The loss experience for the 2023 period was improved due to lower frequency, resulting from writing higher quality business in the new Select product as well as the reduction of the book in the non-Core states. The improvement in frequency was offset by increased severity due to inflation and large losses, similar to what was observed in the first six months of 2023.

Prior year development was stable for the three months ended September 30, 2023. There was an overall unfavorable development of $3,000, which had a marginal impact on the net loss ratio.

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1 These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

Net Underwriting Expense Ratio:
For the quarter ended September 30, 2023, the net underwriting expense ratio was 31.7% as compared to 36.9% in the prior year period, a decrease of 5.2 percentage points. The decrease in the quarter was primarily attributable to a reduction in commission and underwriting expenses as a percentage of net earned premium.

Balance Sheet / Investment Portfolio
Kingstone's cash and investment holdings were $172.1 million at September 30, 2023 compared to $192.2 million at September 30, 2022. The Company's investment holdings are comprised primarily of investment grade corporate, mortgage-backed and municipal securities, with fixed income investments representing approximately 89.1% of total investments at September 30, 2023 and 86.4% at September 30, 2022. The Company's effective duration on its fixed-income portfolio is 4.3 years.

Net investment income remained stable at $1.4 million for both the third quarter of 2023 and the prior year period.

Accumulated Other Comprehensive Income/Loss (AOCI), net of tax
As of September 30, 2023, AOCI was a loss of $(17.1) million compared to a loss of $(16.0) million at September 30, 2022. The decrease in AOCI at September 30, 2023 of $1.1 million as compared to September 30, 2022 is attributable to the increase in interest rates.

Share Repurchase Program

The Company did not repurchase any shares during the quarter.

Book Value
The Company's book value per share at September 30, 2023 was $2.47, a decline of 32.3% compared to $3.65 at September 30, 2022.

	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22
Book Value Per Share	$ 2.47	$ 2.98	$ 3.09	$ 3.38	$ 3.65
% Increase from specified period to 9/30/23		*-17.1%*	*-20.1%*	*-26.9%*	*-32.3%*

FOR ADDITIONAL INFORMATION PLEASE VISIT OUR WEBSITE AT WWW.KINGSTONECOMPANIES.COM.

Conference Call Details

Management will discuss the Company's operations and financial results in a conference call on Monday, November 13, 2023, at 8:30 a.m. ET.

The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Webcast
The call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link:

Kingstone Companies Third Quarter 2023 Financial Results Webcast

The webcast will be archived and accessible for approximately 30 days.

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period. **Net premiums written** are direct written premiums less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct written premiums and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company's policies are written for a twelve-month period. Management uses direct written premiums and net premiums written, along with other measures, to gauge the Company's performance and evaluate results.

Net operating income (loss) - is net income (loss) exclusive of realized investment gains (losses), net of tax. Net income (loss) is the GAAP measure most closely comparable to net operating income (loss).

Management uses net operating income (loss) along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including realized investment gains (losses), and may vary significantly between periods. Net operating income (loss) is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Operating EBITDA - is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, and realized investment gains (losses). Net income (loss) is the GAAP measure most closely comparable to operating EBITDA.

Management uses operating EBITDA along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, and realized investment gains (losses), and may vary significantly between periods. Operating EBITDA is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Book value per share excluding accumulated other comprehensive (loss) income - is book value per share excluding the impact of accumulated other comprehensive (loss) income or AOCI. Management uses book value per share excluding accumulated other comprehensive (loss) income to evaluate the results to exclude the impact of interest rate changes on our fixed income portfolio.

Net combined ratio excluding effect of catastrophes and prior year loss development - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes and prior year loss development on the net combined ratio.

We believe that these ratios are useful to investors and they are used by management to reveal the trends in our business that may be obscured by catastrophe losses and prior year loss development. Catastrophe losses cause our loss ratios to

vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the net loss ratio and net combined ratio. Prior year loss development can cause our loss ratio to vary significantly between periods and separating this information allows us to better compare the results for the current accident period over time. We believe these measures are useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide them to facilitate a comparison to our outlook on the net combined ratio excluding the effect of catastrophes and prior year loss development. The most directly comparable GAAP measure is the net combined ratio. The net combined ratio excluding the effect of catastrophes and prior year loss development should not be considered a substitute for the net combined ratio and does not reflect the Company's net combined ratio.

The table below reconciles direct written premiums and net written premiums to net premiums earned for the periods presented:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
(000's except percentages)								
Direct and Net Written Premiums Reconciliation:								
Direct written premiums	$ 51,992	$ 54,592	$ (2,600)	(4.8) %	$ 147,237	$ 147,354	$ (117)	(0.1) %
Ceded written premiums[1]	(48,317)	(43,495)	(4,822)	11.1	(91,010)	(81,313)	(9,697)	11.9
Net written premiums	3,675	11,097	(7,422)	(66.9)	56,227	66,041	(9,814)	(14.9)
Change in unearned premiums	24,263	18,264	5,999	32.8	29,475	17,896	11,579	64.7
Net premiums earned	**$ 27,938**	**$ 29,361**	**$ (1,423)**	**(4.8) %**	**$ 85,701**	**$ 83,936**	**$ 1,765**	**2.1 %**

(Components may not sum due to rounding)

1 Net written premiums balances from prior year periods were reclassified to conform with current year presentation. The reclassification had no effect on the Company's previously reported financial condition, results of operations or cash flows.

The following table reconciles net operating loss to net loss for the periods indicated:

	For the Three Months Ended				For the Nine Months Ended			
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022	
	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share
(000's except per common share amounts and percentages)								
Net Operating Loss and Diluted Operating Loss per Common Share Reconciliation:								
Net loss	**$ (3,538)**	**$ (0.33)**	**$ (3,998)**	**$ (0.38)**	**$ (9,114)**	**$ (0.85)**	**$ (18,575)**	**$ (1.75)**
Net realized loss (gain) on investments	824		398		(598)		9,313	
Less tax benefit (expense) on net realized loss (gain)	173		84		(126)		1,956	
Net realized loss (gain) on investments, net of taxes	651	**$ 0.06**	314	**$ 0.03**	(472)	**$ (0.04)**	7,357	**$ 0.69**
Net operating loss	**$ (2,886)**	**$ (0.27)**	**$ (3,683)**	**$ (0.35)**	**$ (9,586)**	**$ (0.89)**	**$ (11,217)**	**$ (1.05)**
Weighted average diluted shares outstanding	10,756,156		10,645,675		10,754,709		10,640,290	

(Components may not sum due to rounding)

The following table reconciles operating EBITDA to net loss for the periods indicated:

	For the Three Months Ended				
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
(000's)					
Operating EBITDA Reconciliation:					
Net loss	**$ (3,538)**	**$ (522)**	**$ (5,055)**	**$ (3,950)**	**$ (3,998)**
Interest expense	989	1,006	1,010	649	457
Income tax benefit	(859)	(41)	(1,249)	(985)	(562)
Depreciation and amortization	741	779	808	828	825
EBITDA	(2,667)	1,221	(4,486)	(3,458)	(3,278)
Net realized loss (gain) on investments	825	(197)	(1,225)	78	398
Operating EBITDA	**$ (1,842)**	**$ 1,024**	**$ (5,711)**	**$ (3,379)**	**$ (2,880)**

(Components may not sum due to rounding)

The following table reconciles book value per share excluding accumulated other comprehensive loss to book value per share as of the dates indicated:

	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22
Book Value Per Share	$ 2.47	$ 2.98	$ 3.09	$ 3.38	$ 3.65
Accumulated other comprehensive loss	$(17,119,479)	$(14,893,752)	$(14,007,076)	$(15,958,428)	$(15,978,570)
Shares outstanding	10,756,156	10,756,156	10,760,559	10,700,106	10,645,675
Accumulated other comprehensive loss per common share	$ (1.59)	$ (1.38)	$ (1.30)	$ (1.49)	$ (1.50)
Book value per share excluding accumulated other comprehensive loss	$ 4.06	$ 4.36	$ 4.39	$ 4.87	$ 5.15

(Components may not sum due to rounding)

The following table reconciles the net combined ratio excluding catastrophes and prior year loss development to the net combined ratio for the periods presented:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023	2022	Percentage Point Change		2023	2022	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes and Prior Year Loss Development Reconciliation:								
Net Combined Ratio Excluding Catastrophes and Prior Year Loss Development	**102.5%**	**109.3%**	**(6.8)**	**pts**	**102.2%**	**108.0%**	**(5.8)**	**pts**
Effect of catastrophe losses and prior year loss development								
Catastrophe losses	7.7%	1.1%	6.6	pts	8.5%	4.1%	4.4	pts
Prior year loss development	0.0%	1.5%	(1.5)	pts	0.0%	0.9%	(0.9)	pts
Effect of catastrophe losses and prior year loss development on net loss and loss adjustment expenses	7.7%	2.6%	5.1	pts	8.5%	5.0%	3.5	pts
Net underwriting expense ratio	0.0%	0.0%	-	pts	0.0%	0.0%	-	pts
Total effect of catastrophe losses and prior year loss development	7.7%	2.6%	5.1	pts	8.5%	5.0%	3.5	pts
Net combined ratio	**110.2%**	**111.9%**	**(1.7)**	**pts**	**110.7%**	**113.0%**	**(2.3)**	**pts**

(Components may not sum due to rounding)

____

The following table reconciles the net combined ratio excluding catastrophes to the net combined ratio for the periods presented:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023	2022	Percentage Point Change		2023	2022	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes Reconciliation:								
Net Combined Ratio Excluding Catastrophes	**102.5%**	**110.8%**	**(8.3)**	**pts**	**102.2%**	**108.9%**	**(6.7)**	**pts**
Catastrophe losses	7.7%	1.1%	6.6	pts	8.5%	4.1%	4.4	pts
Net combined ratio	**110.2%**	**111.9%**	**(1.7)**	**pts**	**110.7%**	**113.0%**	**(2.3)**	**pts**

(Components may not sum due to rounding)

The following table reconciles the net loss ratio excluding catastrophes and prior year loss development to the net loss ratio for the periods presented:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023	2022	Percentage		2023	2022	Percentage	
Net Loss Ratio Excluding Catastrophes and Prior Year Loss Development Reconciliation:								
Net Loss Ratio Excluding Catastrophes and Prior Year Loss Development	**70.8%**	**72.4%**	**(1.6)**	**pts**	**69.2%**	**70.8%**	**(1.6)**	**pts**
Effect of catastrophe losses and prior year loss development								
Catastrophe losses	7.7%	1.1%	6.6	pts	8.5%	4.1%	4.4	pts
Prior year loss development	0.0%	1.5%	(1.5)	pts	0.0%	0.9%	(0.9)	pts
Effect of catastrophe losses and prior year loss development on net loss and loss adjustment expenses	7.7%	2.6%	5.1	pts	8.5%	5.0%	3.5	pts
Net loss ratio	**78.5%**	**75.0%**	**3.5**	**pts**	**77.7%**	**75.8%**	**1.9**	**pts**

(Components may not sum due to rounding)

The following table summarizes gross and net written premiums, net premiums earned, net loss and loss adjustment expenses and net loss ratio by major product type, which were determined based primarily on similar economic characteristics and risks of loss.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2023	2022	2023	2022
Gross premiums written:				
Personal lines(3)	$ 48,418,956	$ 51,242,544	$ 136,601,070	$ 138,197,960
Livery physical damage	3,543,810	3,309,845	10,559,310	9,036,713
Other(1)	29,480	39,162	76,256	119,238
Total gross premiums written	$ 51,992,246	$ 54,591,551	$ 147,236,636	$ 147,353,911
Net premiums written:				
Personal lines(3) (5)	$ 110,328	$ 7,758,513	$ 45,616,286	$ 56,917,763
Livery physical damage	3,543,810	3,309,845	10,559,310	9,036,713
Other(1)	21,162	28,374	51,179	86,224
Total net premiums written	$ 3,675,300	$ 11,096,732	$ 56,226,775	$ 66,040,700
Net premiums earned:				
Personal lines(3)	$ 24,346,521	$ 26,407,939	$ 75,441,482	$ 75,747,009
Livery physical damage	3,571,160	2,920,335	10,192,773	8,082,173
Other(1)	20,637	32,702	67,212	107,242
Total net premiums earned	$ 27,938,318	$ 29,360,976	$ 85,701,467	$ 83,936,424
Net loss and loss adjustment expenses(4):				
Personal lines	$ 19,132,159	$ 18,719,715	$ 59,627,739	$ 56,296,473
Livery physical damage	1,720,620	1,716,383	3,999,787	3,727,175
Other(1)	(13,757)	9,494	137,886	(14,873)
Unallocated loss adjustment expenses	733,061	919,738	2,453,114	2,870,115
Total without commercial lines	21,572,083	21,365,330	66,218,526	62,878,890
Commercial lines (in run-off effective July 2019)(2)	360,370	662,186	334,039	745,865
Total net loss and loss adjustment expenses	$ 21,932,453	$ 22,027,516	$ 66,552,565	$ 63,624,755
Net loss ratio(4):				
Personal lines	78.6%	70.9%	79.0%	74.3%
Livery physical damage	48.2%	58.8%	39.2%	46.1%
Other(1)	-66.7%	29.0%	205.2%	-13.9%
Total without commercial lines	77.2%	72.8%	77.3%	74.9%
Commercial lines (in run-off effective July 2019)(2)	na	na	na	na
Total	78.5%	75.0%	77.7%	75.8%

1. “Other” includes, among other things, premiums and loss and loss adjustment expenses from our participation in a mandatory state joint underwriting association and loss and loss adjustment expenses from commercial auto.
2. In July 2019, the Company decided that it will no longer underwrite Commercial Liability risks. See discussions above regarding the discontinuation of this line of business.
3. See discussion with regard to “Direct Written Premiums, Net Written Premiums and Net Premiums Earned” above.
4. See discussions above with regard to “Net Loss Ratio”.
5. Net written premiums balances from prior year periods were reclassified to conform with current year presentation. The reclassification had no effect on the Company’s previously reported financial condition, results of operations or cash flows.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2023	2022	2023	2022
Revenues				
Net premiums earned	$ 27,938,318	$ 29,360,976	$ 85,701,467	$ 83,936,424
Ceding commission revenue	5,536,327	4,886,094	16,393,944	14,283,077
Net investment income	1,444,360	1,418,521	4,437,208	3,411,946
Net (losses) gains on investments	(824,370)	(397,658)	597,643	(9,313,436)
Other income	142,036	269,702	454,160	750,169
Total revenues	34,236,671	35,537,635	107,584,422	93,068,180
Expenses				
Loss and loss adjustment expenses	21,932,453	22,027,516	66,552,565	63,624,755
Commission expense	8,210,430	8,702,190	25,221,374	25,534,307
Other underwriting expenses	6,318,625	7,276,101	19,873,882	20,717,047
Other operating expenses	441,963	809,597	1,868,011	2,357,367
Depreciation and amortization	741,059	824,975	2,327,691	2,472,348
Interest expense	988,699	456,545	3,004,564	1,369,635
Total expenses	38,633,229	40,096,924	118,848,087	116,075,459
Loss from operations before taxes	(4,396,558)	(4,559,289)	(11,263,665)	(23,007,279)
Income tax benefit	(858,987)	(561,668)	(2,149,367)	(4,432,507)
Net loss	(3,537,571)	(3,997,621)	(9,114,298)	(18,574,772)
Other comprehensive loss, net of tax				
Gross change in unrealized losses on available-for-sale-securities	(2,821,785)	(5,047,679)	(1,486,887)	(22,556,319)
Reclassification adjustment for losses included in net loss	4,181	4,247	17,201	55,927
Net change in unrealized losses, on available-for-sale-securities	(2,817,604)	(5,043,432)	(1,469,686)	(22,500,392)
Income tax benefit related to items of other comprehensive loss	591,697	1,059,120	308,635	4,725,083
Other comprehensive loss, net of tax	(2,225,907)	(3,984,312)	(1,161,051)	(17,775,309)
Comprehensive loss	$ (5,763,478)	$ (7,981,933)	$ (10,275,349)	$ (36,350,081)
Loss per common share:				
Basic	$ (0.33)	$ (0.38)	$ (0.85)	$ (1.75)
Diluted	$ (0.33)	$ (0.38)	$ (0.85)	$ (1.75)
Weighted average common shares outstanding				
Basic	10,756,156	10,645,675	10,754,709	10,640,290
Diluted	10,756,156	10,645,675	10,754,709	10,640,290
Dividends declared and paid per common share	$ -	$ 0.04	$ -	$ 0.12

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(unaudited)	
Assets		
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $5,699,498 at September 30, 2023 and $6,600,388 at December 31, 2022)	$ 7,053,825	$ 7,766,140
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $154,459,849 at September 30, 2023 and $174,918,427 at December 31, 2022)	132,786,899	154,715,163
Equity securities, at fair value (cost of $17,986,783 at September 30, 2023 and $18,086,700 at December 31, 2022)	13,907,651	13,834,390
Other investments	3,213,318	2,771,652
Total investments	156,961,693	179,087,345
Cash and cash equivalents	15,132,969	11,958,228
Premiums receivable, net	13,326,369	13,880,504
Reinsurance receivables, net (1)	110,044,012	81,511,353
Deferred policy acquisition costs	20,532,322	23,819,453
Intangible assets	500,000	500,000
Property and equipment, net	9,594,500	10,541,935
Deferred income taxes, net	12,789,160	10,331,158
Other assets	3,893,322	3,748,847
Total assets	$ 342,774,347	$ 335,378,823
Liabilities		
Loss and loss adjustment expense reserves	$ 121,674,947	$ 118,339,513
Unearned premiums	103,161,550	107,492,777
Advance premiums	6,288,223	2,839,028
Reinsurance balances payable (1)	46,049,570	28,108,258
Deferred ceding commission revenue	9,393,051	10,619,569
Accounts payable, accrued expenses and other liabilities	4,453,452	6,651,723
Debt, net	25,224,693	25,158,523
Total liabilities	316,245,486	299,209,391
Commitments and Contingencies		
Stockholders' Equity		
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 12,227,562 shares at September 30, 2023 and 12,171,512 shares at December 31, 2022; outstanding 10,756,156 shares at September 30, 2023 and 10,700,106 shares at December 31, 2022	122,275	121,715
Capital in excess of par	75,153,808	74,519,590
Accumulated other comprehensive loss	(17,119,479)	(15,958,428)
Accumulated deficit	(26,060,262)	(16,945,964)
	32,096,342	41,736,913
Treasury stock, at cost, 1,471,406 shares at September 30, 2023 and December 31, 2022	(5,567,481)	(5,567,481)
Total stockholders' equity	26,528,861	36,169,432
Total liabilities and stockholders' equity	$ 342,774,347	$ 335,378,823

1. Balances from prior year periods were reclassified to conform with current year presentation. The reclassification had no effect on the Company's previously reported financial condition, results of operations or cash flows.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and physical damage coverage for taxi and livery vehicles in New York. Kingstone is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A ("Risk Factors") of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission and Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2023 to be filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- Assumptions for projected policies in force for our non-Core business are based on quantifying regulatorily approved withdrawal and block non-renewal plans, agent resignations and natural attrition of the book of business.

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.

- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.

- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.

- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.

- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.

- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.

- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.

- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.

- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Jennifer Gravelle
Chief Financial Officer
(845) 768-1970